Exhibit 99.1

FOR IMMEDIATE RELEASE	Investor Contact: Martie Edmunds Zakas
August 3, 2009	Sr. Vice President - Strategic Planning & Investor Relations
770-206-4237
mzakas@muellerwp.com

Media Contact: John Pensec
Director - Corporate Communications & Public Affairs
770-206-4240
jpensec@muellerwp.com

MUELLER WATER PRODUCTS REPORTS FISCAL THIRD QUARTER 2009 RESULTS

Cost savings and inventory reduction remain on track

Free cash flow generation was $65.4 million

ATLANTA – Mueller Water Products, Inc. (NYSE: MWA) today reported net sales of $363.2 million and a net loss of $19.0 million in the quarter ended June 30, 2009, which included restructuring charges of $3.9 million and a write-off of deferred financing fees of $2.3 million. Summarized consolidated 2009 third quarter results compared to 2008 third quarter results are as follows:

•	Net sales for the 2009 third quarter were $363.2 million, down 31.3 percent compared to $528.5 million for the 2008 third quarter.

•

Loss from operations for the 2009 third quarter was $8.5 million compared to income from operations of $53.6 million for the 2008 third quarter. Excluding restructuring charges, adjusted loss from operations for the 2009 third quarter was $4.6 million compared to adjusted income from operations of $53.8 million in the 2008 third quarter. The third quarter adjusted loss from operations also included $3.9 million of bad debt expense related to a specific customer.

•	Adjusted EBITDA was $17.0 million in the 2009 third quarter compared to $76.6 million in the 2008 third quarter.

•	Net loss per share was $0.16 for the 2009 third quarter compared to net income per share of $0.18 for the 2008 third quarter. Adjusted net loss per share was $0.13 for the 2009 third quarter.

•	The Company reduced its total debt by $126.5 million to $961.2 million during the 2009 third quarter.

•	Free cash flow was $65.4 million in the 2009 third quarter compared to $21.7 million in the 2008 third quarter.

“During the third quarter, we made significant progress with our ongoing cost containment actions and strong free cash flow generation,” said Gregory E. Hyland, chairman, president and chief executive officer of Mueller Water Products. “Our water infrastructure markets continue to stabilize, particularly for our Mueller Co. business. We increased production at Mueller Co. and U.S. Pipe in response to an increase in orders, which will benefit future quarters due to higher capacity utilization. We expect non-residential construction to soften further, which will negatively impact our Anvil business. We are continuing to manage aggressively through this economic cycle, focusing on containing costs and generating free cash flow. Our employees continue to do an exceptional job in helping us manage costs while making sure we maintain our high standards for service and quality.”

Third Quarter Consolidated Results

Net sales for the quarter declined $165.3 million year-over-year due to lower shipment volumes of $176.0 million across all business segments and unfavorable Canadian currency exchange rates, partially offset by price increases of $20.0 million.

Adjusted loss from operations for the 2009 third quarter was $4.6 million, a decrease of $58.4 million from the 2008 third quarter. Results were negatively impacted by significantly lower shipment volumes and considerably higher per-unit overhead costs on products sold due to lower production. Raw material costs were also slightly higher, and there was higher bad debt expense related to a specific customer. Partially offsetting these factors were higher sales pricing, manufacturing cost savings and reduced other selling, general and administrative expenses.

Third Quarter Segment Results

Mueller Co. Segment

Net sales for the Mueller Co. segment of $154.6 million in the 2009 third quarter declined from 2008 third quarter net sales of $203.0 million. Lower shipment volumes of $55.5 million were partially offset by higher pricing of $10.4 million. Shipment volumes of iron gate valves, hydrants and brass service products in the quarter were below the prior year period.

Adjusted income from operations of $13.6 million and adjusted EBITDA of $26.3 million in the 2009 third quarter compare to income from operations and EBITDA of $40.4 million and $52.7 million, respectively, in the 2008 third quarter. Adjusted income from operations decreased $26.8 million due to $21.6 million of lower shipment volumes and $18.1 million of higher per-unit overhead costs on products sold from lower production. Adjusted income from operations was also impacted by $5.7 million of higher raw material costs and $0.9 million of bad debt expense related to a specific customer. The decrease was partially offset by $10.4 million of higher sales pricing, $5.8 million of manufacturing cost savings and $2.2 million of reduced other selling, general and administrative expenses.

U.S. Pipe Segment

Net sales for the U.S. Pipe segment of $96.7 million in the 2009 third quarter declined from 2008 third quarter net sales of $167.7 million. Net sales decreased $70.1 million due to lower shipment volumes.

Adjusted loss from operations of $16.8 million and an adjusted EBITDA loss of $12.5 million in the 2009 third quarter compare to adjusted income from operations of $3.1 million and adjusted EBITDA of $8.5 million in the 2008 third quarter. The 2009 third quarter results were negatively impacted by $17.9 million of lower shipment volumes, $8.8 million of higher per-unit overhead costs on products sold due to lower production and $3.0 million of bad debt expense related to a specific customer. The decrease was partially offset by $4.2 million of manufacturing cost savings, $2.6 million of lower other selling, general and administrative expenses, and $1.2 million of lower raw material costs.

Anvil Segment

Net sales for the Anvil segment of $111.9 million in the 2009 third quarter declined from 2008 third quarter net sales of $157.8 million. The net sales decline was due to $50.4 million of lower shipment volumes and $6.0 million of unfavorable Canadian currency exchange rates. This decline was partially offset by higher pricing of $10.5 million.

Adjusted income from operations of $6.7 million and adjusted EBITDA of $11.1 million in the 2009 third quarter compare to income from operations and EBITDA of $21.9 million and $26.9 million, respectively, in the 2008 third quarter. Adjusted income from operations decreased $13.8 million due to lower shipment volumes and $11.3 million due to higher per-unit overhead costs on products sold from lower production. Income from operations was also impacted by higher raw material costs of $4.0 million. These items were partially offset by higher sales pricing of $10.5 million; lower selling, general and administrative expenses of $2.7 million; and manufacturing cost savings of $1.8 million.

Restructuring

The Company incurred $3.9 million of restructuring charges related primarily to headcount reductions. The restructuring charges were $0.7 million at Mueller Co., $1.5 million at U.S. Pipe and $1.7 million at Anvil.

Amended Credit Agreement

The Company amended its 2007 Credit Agreement in June 2009. The amendment provides more financial covenant flexibility and, among other things, resulted in increased interest rates and new financial covenants. We repaid $126.5 million of debt in the third quarter. Unamortized deferred financing fees of $2.3 million that existed prior to the amendment were written off and financing fees of $9.9 million related to the amendment were capitalized and will be amortized over the remaining life of the amended credit agreement.

Income Taxes

The Company’s effective income tax rate for the 2009 third quarter was 32.1 percent. The Company had non-deductible items that reduced the tax benefit attributed to the Company’s loss before income taxes which lowered the effective rate compared to the 35.0 percent federal statutory rate.

Use of Non-GAAP Measures

The Company presents adjusted income (loss) from operations, adjusted EBITDA, adjusted net loss and free cash flow as non-GAAP measures. Adjusted income (loss) from operations represents income (loss) from operations excluding impairment and restructuring charges. Adjusted EBITDA represents income (loss) before depreciation, amortization, debt-related transactions, interest income, income taxes, impairment and restructuring charges. The Company presents adjusted EBITDA because it is an important supplemental measure of performance, and management believes it is frequently used by securities analysts, investors and interested parties in the evaluation of financial performance. Adjusted EBITDA has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for analysis of the Company’s results as reported under accounting principles generally accepted in the United States (“GAAP”). Adjusted net loss excludes impairment and restructuring charges, the loss on early extinguishment of debt and the gain on repurchase of debt. These items are excluded because they are considered unusual and not indicative of recurring operations. Free cash flow, which represents cash flows from operating activities less capital expenditures, is presented as a measurement of cash flow because it is commonly used by the investment community. Further, management uses it as a reflection of the cash that the Company has available for ongoing business operations and discretionary purposes.

A reconciliation of non-GAAP to GAAP results is included as an attachment to this press release and has been posted online at www.muellerwaterproducts.com.

Conference Call Webcast

Mueller Water Products’ quarterly earnings conference call will take place Tuesday, August 4, 2009 at 9:00 a.m. EDT. Mueller Water Products’ chairman, president and chief executive officer, Gregory E. Hyland, and members of the Company’s leadership team will discuss the Company’s recent financial performance and respond to questions from financial analysts. Mueller Water Products invites interested investors to listen to the call and view the accompanying slide presentation, which will be carried live on its Web site at www.muellerwaterproducts.com.

Investors interested in listening to the call should log on to the Web site several minutes before the start of the call. After selecting the presentation icon, investors should follow the instructions to ensure their systems are set up to hear the event and view the accompanying presentation slides.

Safe Harbor Statement

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the actual results in future periods of Mueller Water Products to differ materially from forecasted results. Those risks include, among others, changes in customer orders and demand for our products; changes in raw material, labor, equipment and transportation costs; pricing actions by the Company and its competitors; changes in law; the ability to attract and retain management and employees; the inability to successfully execute management strategies with respect to cost reductions, production increases or decreases, inventory control, and the integration of acquired businesses; and general changes in economic and financial conditions, residential and non-residential construction, and municipal spending. Risks associated with forward-looking statements are more fully described in our filings with the Securities and Exchange Commission. Mueller Water Products assumes no duty to update its forward-looking statements as of any future date.

About Mueller Water Products, Inc.

Mueller Water Products, Inc. is a leading North American manufacturer and marketer of infrastructure and flow control products for use in water distribution networks and treatment facilities. Its broad product portfolio includes engineered valves, fire hydrants, ductile iron pipe and pipe fittings, which are used by municipalities, as well as the residential and non-residential construction, oil & gas, HVAC and fire protection industries. With latest 12 months net sales of $1.6 billion, the Company is comprised of three operating segments: Mueller Co., U.S. Pipe and Anvil. Based in Atlanta, Georgia, the Company employs approximately 5,300 people. Series A common stock trades on the New York Stock Exchange under the ticker symbol MWA. For more information about Mueller Water Products, Inc., please visit the Company’s Web site at www.muellerwaterproducts.com.

MUELLER WATER PRODUCTS, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(in millions)

	June 30, 2009	September 30, 2008
Assets:
Cash and cash equivalents	$80.1	$183.9
Receivables, net	211.4	298.2
Inventories	383.1	459.4
Deferred income taxes	44.1	48.2
Other current assets	83.0	60.6

Total current assets	801.7	1,050.3

Property, plant and equipment, net	296.8	356.8
Goodwill	—	871.5
Identifiable intangible assets, net	674.1	789.8
Other noncurrent assets	29.0	21.8

Total assets	$1,801.6	$3,090.2

Liabilities and stockholders’ equity:
Current portion of long-term debt	$19.3	$9.7
Accounts payable	89.3	156.0
Other current liabilities	89.8	129.0

Total current liabilities	198.4	294.7

Long-term debt (1)	941.9	1,085.8
Deferred income taxes	227.6	295.8
Other noncurrent liabilities	100.3	85.0

Total liabilities	1,468.2	1,761.3

Commitments and contingencies

Series A common stock: 600,000,000 shares authorized and 116,530,594 shares outstanding at June 30, 2009; 400,000,000 million shares authorized and 29,528,763 shares outstanding at September 30, 2008	1.2	0.3
Series B common stock: 200,000,000 shares authorized; 85,844,920 shares outstanding at September 30, 2008	—	0.9
Additional paid-in capital	1,433.5	1,428.9
Accumulated deficit	(1,067.4)	(81.6)
Accumulated other comprehensive loss	(33.9)	(19.6)

Total stockholders’ equity	333.4	1,328.9

Total liabilities and stockholders’ equity	$1,801.6	$3,090.2

(1)	We amended our 2007 Credit Agreement in June 2009. The amendment resulted in, among other things, increased interest rates and restated and new financial covenants. We repaid $125 million of borrowings under the 2007 Credit Agreement in June and incurred a loss on early extinguishment of debt of $2.3 million.

MUELLER WATER PRODUCTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(in millions, except per share amounts)

	Three months ended June 30,		Nine months ended June 30,
	2009	2008	2009	2008
Net sales	$363.2	$528.5	$1,053.1	$1,362.4
Cost of sales	305.4	405.1	865.4	1,045.8

Gross profit	57.8	123.4	187.7	316.6

Operating expenses:
Selling, general and administrative	62.4	69.6	184.7	200.7
Impairment	—	—	970.9	—
Restructuring	3.9	0.2	45.9	17.9

Total operating expenses	66.3	69.8	1,201.5	218.6

Income (loss) from operations	(8.5)	53.6	(1,013.8)	98.0
Interest expense, net	17.2	17.5	51.1	54.8
Loss on early extinguishment of debt	2.3	—	2.3	—
Gain on repurchase of debt	—	—	(1.5)	—

Income (loss) before income taxes	(28.0)	36.1	(1,065.7)	43.2
Income tax expense (benefit)	(9.0)	15.8	(79.9)	18.8

Net income (loss)	$(19.0)	$20.3	$(985.8)	$24.4

Net income (loss) per share:
Basic	$(0.16)	$0.18	$(8.52)	$0.21

Diluted	$(0.16)	$0.18	$(8.52)	$0.21

Weighted average shares outstanding:
Basic	116.0	115.2	115.7	115.0

Diluted	116.0	115.8	115.7	115.4

Dividends declared per share	$0.0175	$0.0175	$0.0525	$0.0525

MUELLER WATER PRODUCTS, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

NINE MONTHS ENDED JUNE 30, 2009

(UNAUDITED)

(in millions)

	Common stock	Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive loss	Total
Balance at September 30, 2008	$1.2	$1,428.9	$(81.6)	$(19.6)	$1,328.9

Net loss	—	—	(985.8)	—	(985.8)
Dividends declared	—	(6.1)	—	—	(6.1)
Stock-based compensation	—	10.1	—	—	10.1
Stock issued under stock compensation plans	—	0.6	—	—	0.6
Net unrealized loss on derivative instruments	—	—	—	(6.5)	(6.5)
Foreign currency translation	—	—	—	(7.5)	(7.5)
Minimum pension liability	—	—	—	(0.3)	(0.3)

Balance at June 30, 2009	$1.2	$1,433.5	$(1,067.4)	$(33.9)	$333.4

MUELLER WATER PRODUCTS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in millions)

	Nine months ended June 30,
	2009	2008
Operating activities:
Net income (loss)	$(985.8)	$24.4
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	45.4	47.2
Amortization	22.9	22.1
Provision for doubtful receivables	6.1	2.2
Write-off of deferred financing fees	2.3	—
Stock-based compensation	10.1	9.6
Gain on repurchase of debt	(1.5)	—
Deferred income tax benefit	(63.7)	5.0
Impairment and non-cash restructuring	1,009.4	14.8
Other, net	6.2	1.9
Changes in assets and liabilities:
Receivables	77.1	(33.2)
Inventories	70.3	2.6
Other current assets and other noncurrent assets	(24.8)	10.8
Accounts payable and other liabilities	(105.7)	(1.5)

Net cash provided by operating activities	68.3	105.9

Investing activities:
Capital expenditures	(22.7)	(60.8)
Acquisition of technology	(8.7)	—
Proceeds from sales of property, plant and equipment	4.4	7.4

Net cash used in investing activities	(27.0)	(53.4)

Financing activities:
Increase (decrease) in outstanding checks	4.4	(0.9)
Debt borrowings	539.4	—
Debt paid and repurchased	(672.1)	(3.8)
Payment of deferred financing fees	(9.9)	—
Common stock issued	0.6	1.3
Dividends paid	(6.1)	(6.0)

Net cash used in financing activities	(143.7)	(9.4)

Effect of currency exchange rate changes on cash	(1.4)	(0.1)

Net change in cash and cash equivalents	(103.8)	43.0
Cash and cash equivalents at beginning of period	183.9	98.9

Cash and cash equivalents at end of period	$80.1	$141.9

MUELLER WATER PRODUCTS, INC.

SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES

(UNAUDITED)

(in millions, except per share amounts)

	Three months ended June 30, 2009
	Mueller Co.	U.S. Pipe	Anvil	Corporate	Total
GAAP results:
Net sales	$154.6	$96.7	$111.9	$—	$363.2

Income (loss) from operations	$12.9	$(18.3)	$5.0	$(8.1)	$(8.5)

Interest expense, net					17.2
Loss on early extinguishment of debt					2.3
Income tax benefit					(9.0)

Net loss					$(19.0)

Net loss per diluted share					$(0.16)

Capital expenditures	$1.7	$1.6	$1.8	$—	$5.1

Non-GAAP results:
Adjusted income (loss) from operations and EBITDA:
Income (loss) from operations	$12.9	$(18.3)	$5.0	$(8.1)	$(8.5)
Restructuring	0.7	1.5	1.7	—	3.9

Adjusted income (loss) from operations	13.6	(16.8)	6.7	(8.1)	(4.6)
Depreciation and amortization	12.7	4.3	4.4	0.2	21.6

Adjusted EBITDA	$26.3	$(12.5)	$11.1	$(7.9)	$17.0

Adjusted net loss:
Net loss					$(19.0)
Restructuring, net of tax					2.4
Loss on early extinguishment of debt, net of tax					1.4

Adjusted net loss					$(15.2)

Adjusted net loss per diluted share					$(0.13)

Free cash flow:
Net cash provided by operating activities					$70.5
Capital expenditures					(5.1)

Free cash flow					$65.4

Net debt (end of period):
Current portion of long-term debt					$19.3
Long-term debt					941.9

Total debt					961.2
Less cash and cash equivalents					(80.1)

Net debt					$881.1

	Three months ended June 30, 2008
	Mueller Co.	U.S. Pipe	Anvil	Corporate	Total
GAAP results:
Net sales	$203.0	$167.7	$157.8	$—	$528.5

Income (loss) from operations	$40.4	$2.9	$21.9	$(11.6)	$53.6

Interest expense, net					17.5
Income tax expense					15.8

Net income					$20.3

Net income per diluted share					$0.18

Capital expenditures	$5.0	$15.3	$3.0	$0.2	$23.5

Non-GAAP results:
Adjusted income (loss) from operations and EBITDA:
Income (loss) from operations	$40.4	$2.9	$21.9	$(11.6)	$53.6
Restructuring	—	0.2	—	—	0.2

Adjusted income (loss) from operations	40.4	3.1	21.9	(11.6)	53.8
Depreciation and amortization	12.3	5.4	5.0	0.1	22.8

Adjusted EBITDA	$52.7	$8.5	$26.9	$(11.5)	$76.6

Adjusted net income:
Net income					$20.3
Restructuring, net of tax					0.1

Adjusted net income					$20.4

Adjusted net income per diluted share					$0.18

Free cash flow:
Net cash provided by operating activities					$45.2
Capital expenditures					(23.5)

Free cash flow					$21.7

Net debt (end of period):
Current portion of long-term debt					$6.1
Long-term debt					1,090.6

Total debt					1,096.7
Less cash and cash equivalents					(141.9)

Net debt					$954.8

MUELLER WATER PRODUCTS, INC.

SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES

(UNAUDITED)

(in millions, except per share amounts)

	Nine months ended June 30, 2009
	Mueller Co.	U.S. Pipe	Anvil	Corporate	Total
GAAP results:
Net sales	$389.0	$305.6	$358.5	$—	$1,053.1

Loss from operations	$(795.4)	$(135.1)	$(55.5)	$(27.8)	$(1,013.8)

Interest expense, net					51.1
Loss on early extinguishment of debt					2.3
Gain on repurchase of debt					(1.5)
Income tax benefit					(79.9)

Net loss					$(985.8)

Net loss per diluted share					$(8.52)

Capital expenditures	$7.8	$7.1	$7.5	$0.3	$22.7

Non-GAAP results:
Adjusted income (loss) from operations and EBITDA:
Loss from operations	$(795.4)	$(135.1)	$(55.5)	$(27.8)	$(1,013.8)
Impairment	818.7	59.5	92.7	—	970.9
Restructuring	1.4	41.4	2.9	0.2	45.9

Adjusted income (loss) from operations	24.7	(34.2)	40.1	(27.6)	3.0
Depreciation and amortization	38.2	16.6	13.0	0.5	68.3

Adjusted EBITDA	$62.9	$(17.6)	$53.1	$(27.1)	$71.3

Adjusted net loss:
Net loss					$(985.8)
Impairment, net of tax					925.9
Restructuring, net of tax					27.8
Loss on early extinguishment of debt, net of tax					1.4
Gain on repurchase of debt, net of tax					(0.9)

Adjusted net loss					$(31.6)

Adjusted net loss per diluted share					$(0.27)

Free cash flow:
Net cash used in operating activities					$68.3
Capital expenditures					(22.7)

Free cash flow					$45.6

Net debt (end of period):
Current portion of long-term debt					$19.3
Long-term debt					941.9

Total debt					961.2
Less cash and cash equivalents					(80.1)

Net debt					$881.1

	Nine months ended June 30, 2008
	Mueller Co.	U.S. Pipe	Anvil	Corporate	Total
GAAP results:
Net sales	$533.5	$392.6	$436.3	$—	$1,362.4

Income (loss) from operations	$92.6	$(15.2)	$50.7	$(30.1)	$98.0

Interest expense, net					54.8
Income tax expense					18.8

Net income					$24.4

Net income per diluted share					$0.21

Capital expenditures	$13.8	$38.3	$8.5	$0.2	$60.8

Non-GAAP results:
Adjusted income (loss) from operations and EBITDA:
Income (loss) from operations	$92.6	$(15.2)	$50.7	$(30.1)	$98.0
Restructuring charges	—	17.9	—	—	17.9

Adjusted income (loss) from operations	92.6	2.7	50.7	(30.1)	115.9
Depreciation and amortization	37.2	16.7	15.0	0.4	69.3

Adjusted EBITDA	$129.8	$19.4	$65.7	$(29.7)	$185.2

Adjusted net income:
Net income					$24.4
Restructuring, net of tax					10.9

Adjusted net income					$35.3

Adjusted net income per diluted share					$0.31

Free cash flow:
Net cash provided by operating activities					$105.9
Capital expenditures					(60.8)

Free cash flow					$45.1

Net debt (end of period):
Current portion of long-term debt					$6.1
Long-term debt					1,090.6

Total debt					1,096.7
Less cash and cash equivalents					(141.9)

Net debt					$954.8